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                                                                    EXHIBIT 23.2

                      [DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of XTRA Corporation on this Form S-3 of our report dated January 27, 1995 (except for Note 12, as to which the date is June 15, 1995) on the consolidated financial statements of Matson Leasing Company, Inc. for the years ended December 31, 1994 and 1993, appearing in the Current Report on Form 8-K dated June 20, 1995 of XTRA Corporation and to the reference to us under the heading "Expert" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

December 19, 1995
San Francisco, California